[LOGO OF GLOBAL INDUSTRIAL                                            EXHIBIT 24
APPEARS HERE]

                                                                    May 19, 1999

Dear Fellow Shareholders:

                                 TIME IS SHORT

  The Annual Meeting of Global Industrial Technologies is only a few days away. Your vote is critical in enabling the board to continue to build and enhance shareholder value.

                    PLEASE VOTE YOUR WHITE PROXY CARD TODAY
                                     -----

                    YOUR BOARD IS WORKING IN YOUR INTERESTS
                    ----                     ----

  By improving operating performance and negotiating for a possible sale or merger of your company, your board is demonstrating its commitment to your interests.

                           WHX -- WRONG ON THE FACTS

  Ronald LaBow, Chairman of WHX, claimed in his most recent letter to you that Global had refused to "negotiate with WHX". The fact is that on several occasions since your board made the decision to explore strategic alternatives, Global's financial advisors, at the direction of the Company, spoke with Mr. LaBow and expressly invited him to make a new offer. Indeed, Global has provided confidential information to Mr. LaBow to enable him to make a new and improved bid. Nonetheless, Mr. LaBow has failed to come forward with a new proposal.

                  WHX -- THE WRONG TIME AND THE WRONG NOMINEE

  Now is NOT the time to add a dissident nominee to the board, and WHX's nominee -- Mr. LaBow -- is NOT the director Global needs.

  Your Board of Directors is in discussions with respect to a possible transaction that could involve a merger of the Company; Mr. LaBow has a declared interest in acquiring Global for WHX, and a duty to WHX shareholders to do so at the lowest price possible. Having an interested bidder on Global's board could disrupt our existing negotiations, deter potential bidders from entering negotiations, and slow our efforts to improve operating performance.

                    THE WHITE PROXY CARD IS THE RIGHT CHOICE
                        -----                   -----

  By contrast, Sheldon R. Erikson, Global's nominee for director has a strong record of enhancing the value of companies and a long record of experience as an operator of businesses. Under Mr. Erikson's leadership, Cooper Cameron Corporation has increased in market value by approximately 260% since its stock began trading publicly in July 1995.

                     PLEASE DO NOT SIGN ANY BLUE PROXY CARD
                               ---

  Your board believes strongly that Global will benefit from the judgment and counsel Mr. Erikson offers as we move forward in our efforts to enhance shareholder value through our strategic plan.

  Your vote is important. Please vote your WHITE proxy card today and return it in the enclosed pre-paid envelope.

  Thank you for your continued support.

                       Sincerely,

                       /s/ RAWLES FULGHAM
                       --------------------------------------------
                       Rawles Fulgham
                       Chairman and Chief Executive Officer



                             SIGN, DATE AND RETURN
                          THE WHITE PROXY CARD TODAY.


  IF YOU HAVE ANY QUESTIONS ON HOW TO VOTE YOUR SHARES, PLEASE CALL OUR PROXY
               SOLICITOR: MORROW & CO., INC. AT (800) 662-5200.


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                                                                                                                          Appendix A
[LOGO]


                                                      YOUR BOARD OF DIRECTORS
                                               RECOMMENDS THAT YOU VOTE "FOR" ITEM 1
                                                                                                        FOR     WITHOLD
1.  To elect Sheldon R. Erikson to serve as a Class I Director until the Annual Meeting of              [ ]       [ ]
    of shareholders in 2002 or until his successor is elected or qualified.

                                                      YOUR BOARD OF DIRECTORS
                                      RECOMMENDS THAT YOU VOTE "AGAINST" ITEMS 2, 3, 4, and 5

                                                                                                  FOR     AGAINST      ABSTAIN
2.  Shareholder proposal calling for the prompt sale of the Company.                              [ ]       [ ]         [ ]
                                                                                                  FOR     AGAINST      ABSTAIN
3.  Shareholder proposal calling for the declassification of the Board of Directors.              [ ]       [ ]          [ ]
                                                                                                  FOR     AGAINST      ABSTAIN
4.  Shareholder proposal submitted by WHX calling for the declassification of                     [ ]       [ ]          [ ]
    the Board of Directors.                                                                       FOR     AGAINST      ABSTAIN
5.  Shareholder proposal submitted by WHX calling for the redemption of the                       [ ]       [ ]          [ ]
    Company's Stockholder Rights Plan.

                                                         The proxies of the undersigned named above are authorized to vote, in their discretion, upon such other matters as may properly come before the Annual
                                                         Meeting and any adjournment or postponement thereof.

                                                         Please sign exactly as name appears hereon.  When stock is held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.
                                                         If a corporation, sign in full corporate name by president or other authorized officer.  If a partnership, sign in partnership name by authorized person.


                                                                         -----------------------------------------------------------


                                                                         -----------------------------------------------------------
                                                                         SIGNATURES

                                                                         -----------------------------------------------------------
                                                                         TITLE

                                                                         -----------------------------------------------------------
                                                                         DATE

RETURN PROXY CARD IN ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING, AND DATING

                                     PROXY

                          THIS PROXY IS SOLICITED BY
                     GLOBAL INDUSTRIAL TECHNOLOGIES, INC.
                   FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                     GLOBAL INDUSTRIAL TECHNOLOGIES, INC.

The undersigned hereby appoints Rawles Fulgham, Graham L. Adelman, Jeanette H. Quay, and each of them, with full power of substitution, the proxies of the undersigned, to vote all of the outstanding common stock, par value $.25 per share ("Common Stock"), of Global Industrial Technologies, Inc. that the undersigned is entitled to vote at the Annual Meeting of shareholders of the Company to be held on May 28, 1999, at 10:00 a.m. at the Doubletree Warren Place, 6110 South Yale Avenue, Tulsa, Oklahoma, or any adjournment or postponement of the Annual Meeting, on the following matters:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEM 1 ABOVE AND "AGAINST" ITEMS 2,3,4 AND 5. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF GLOBAL INDUSTRIAL TECHNOLOGIES, INC. DATED APRIL 16, 1999, SOLICITING PROXIES FOR THE ANNUAL MEETING.

All previous proxies given by the undersigned to vote at the Annual meeting or at any adjournment or postponement thereof are hereby revoked.


                   [LOGO OF GLOBAL INDUSTRIAL APPEARS HERE]



                            YOUR VOTE IS IMPORTANT!
                              PLEASE VOTE TODAY.



          MARK, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.